Exhibit 99.(a)(1)

MAXIM INTEGRATED PRODUCTS, INC.

Offer To Purchase Eligible Stock Options

November 7, 2008

The Offer And The Associated Withdrawal Rights Expire On

December 8, 2008 At 12:00 Midnight, Eastern Standard Time,

Unless The Offer Is Extended

Maxim Integrated Products, Inc. (the “Company,” “we” or “us”) is offering, for compensatory purposes, to purchase from eligible employees certain outstanding stock options to purchase shares of the Company’s common stock, $0.001 par value (“Common Stock”) for a cash payment, payable as described in the materials that follow (the “Offer”). Please carefully review this document, as well as the special issues applicable to your country of residence set forth on Schedule B, if you are not a U.S. resident.

The stock options subject to the Offer are vested and unvested stock options to purchase Common Stock that:

•	have an exercise price greater than $20.00 per share;

•

were granted prior to June 29, 2008 under our 1996 Stock Incentive Plan, as amended, the Dallas Semiconductor Corporation 1987 Stock Option Plan, as amended and restated, or the Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan (the “Incentive Plans”); and

•	are outstanding on November 7, 2008 and at the expiration time of the Offer (each, an “Eligible Option,” and collectively, “Eligible Options”).

Eligible individuals are those full- and part-time employees (including officers) of the Company or its subsidiaries as of November 7, 2008, who continue to be employees through the expiration date of the Offer on December 8, 2008, or a later date if the Offer is extended (each, an “Eligible Optionee,” and collectively, “Eligible Optionees”). The cash amount that we are offering to pay for each Eligible Option that is tendered to us pursuant to the Offer is based on the Black-Scholes valuation of each Eligible Option and ranges from $0 to $1.69, which is further described in Section III.2 (beginning on page 11). As used in this Offer to Purchase, any reference to “officer” shall mean an officer of the Company holding the title of Vice President or above.

Any non-officer Eligible Optionee who is entitled to receive less than $10,000 for his or her properly tendered Eligible Options will receive a cash payment equal to the full amount of his or her consideration, subject to tax withholding, on the first administratively practicable payroll date following the expiration date of the Offer.

Any non-officer Eligible Optionee who is entitled to receive $10,000 or more for his or her properly tendered Eligible Options will receive, if he or she continues to be employed by the Company or its subsidiaries on each of the payment dates, a cash payment, subject to tax withholding, for each properly tendered Eligible Option:

•	in four equal quarterly payments on the first administratively practicable payroll dates following January 15, 2009, April 15, 2009, July 15, 2009, and October 15, 2009.

Any Eligible Optionee who is an officer of the Company will receive, if he or she continues to be employed by the Company or its subsidiaries on each of the payment dates, a cash payment, subject to tax withholding, as follows:

•

for each properly tendered Eligible Option that will be fully vested on or prior to October 15, 2010, the cash payment will be made in eight equal quarterly installments on the first administratively practicable payroll dates following January 15, 2009, April 15, 2009, July 15, 2009, October 15, 2009, January 15, 2010, April 15, 2010, July 15, 2010, and October 15, 2010; or

•

for each properly tendered Eligible Option that will not be fully vested on or prior to October 15, 2010, the cash payment will be made in equal quarterly payments on the first administratively practicable payroll date following each remaining vesting date (under the terms of such Eligible Option) after the expiration time of the Offer.

We are making the Offer on the terms and subject to the conditions stated in this Offer to Purchase, dated November 7, 2008 (this “Offer to Purchase”). You have no obligation to tender your Eligible Options unless you wish to participate in the Offer. Tendering your Eligible Options means presenting them to the Company for purchase on the terms of the Offer. If you hold different grants of Eligible Options, you may choose to tender some, all or none of such Eligible Options. However, if you choose to tender any particular grant of Eligible Option (e.g., an Eligible Option to acquire Common Stock with an exercise price of $30.00 per share and expiring on December 31, 2009), you must tender all Eligible Options having the same exercise price and expiration date. In addition, if you choose to tender an Eligible Option, you must tender it in full. If you choose not to tender your Eligible Options, you will keep such Eligible Options with their current terms and conditions.

IMPORTANT—STEPS YOU MUST TAKE TO PARTICIPATE

If you would like to accept the Offer, you must properly complete and submit your election to the Company through the Company’s secured offer website at https://maxim-ic-tender.equitybenefits.com (the “Offer Website”). The Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, you must complete a paper election form and return it to Robyn Harris at the Company via hand delivery, email at Robyn.Harris@maxim-ic.com or facsimile at 972-778-6345. To obtain a paper election form, please contact Robyn Harris in Stock Administration at Stock.Mail@maxim-ic.com or Mark Casper at Mark.Casper@maxim-ic.com. Your election must be received by the Company by 12:00 Midnight, Eastern Standard Time, on December 8, 2008 (or a later time and date that we will specify if we extend the Offer period). If we do not receive your election by the Offer expiration time, you will be deemed to have rejected the Offer.

All questions about the Incentive Plans or the Offer, or requests for assistance or for additional copies of any offering materials, should be made by email to Robyn Harris in Stock Administration at Stock.Mail@maxim-ic.com or to Mark Casper at Mark.Casper@maxim-ic.com.

Although the Company’s Board of Directors has approved the Offer, neither the Company nor its Board of Directors makes any recommendation to you as to whether you should tender your Eligible Options.

Participating in the Offer involves risks. See Section II (beginning on page 9).

Our Common Stock is listed on the NASDAQ Global Market under the symbol “MXIM.” On November 4, 2008, the closing price of our Common Stock as reported on the NASDAQ Global Market was $14.64 per share. You should obtain current market prices for our Common Stock before you decide whether to tender your Eligible Options.

As of November 5, 2008, stock options to purchase up to 74,413,567 shares of our Common Stock were issued and outstanding under the Incentive Plans. Of these outstanding stock options, Eligible Options to purchase up to 61,888,809 shares of our Common Stock were outstanding and held by Eligible Optionees.

We are not making the Offer to, nor will we accept any tender of Eligible Options from or on behalf of, employees in any jurisdiction in which the Offer or the acceptance of any tender of Eligible Options would not comply with the laws of such jurisdiction. We may, however, at our discretion, take any actions necessary for us to make the Offer to Eligible Optionees in any jurisdiction.

Nothing in this document shall be construed to give any person the right to continue as our employee or to affect our right to terminate the employment at any time with or without cause to the extent permitted under law (subject to the terms of any employment or other agreement). Nothing in this document should be considered a contract or guarantee of wages or compensation.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender your Eligible Options in the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offer to Purchase and all related documents included as part of the Tender Offer Statement on Schedule TO filed with the United States Securities and Exchange Commission (the “SEC”) on November 7, 2008.

This Offer to Purchase has not been approved or disapproved by the SEC or any state securities commission, nor has the SEC or any state securities commission passed upon the fairness or merits of the Offer or upon the accuracy or adequacy of the information contained in this Offer to Purchase. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

I. SUMMARY OF TERMS		1

II. RISKS OF PARTICIPATING IN THE OFFER		9

III. THE OFFER		10
1.	General; Eligibility; Offer Expiration Time	10
2.	Valuation of Eligible Options; Total Payment	11
3.	Purpose	12
4.	Procedures for Tendering Eligible Options	13
5.	Withdrawal Rights	14
6.	Acceptance of and Payment for Eligible Options	14
7.	Extension of Offer; Termination; Amendment; Subsequent Offering Period	15
8.	Material U.S. Federal Income Tax Consequences	16
9.	Conditions to Completion of the Offer	17
10.	Price Range of Common Stock Underlying Eligible Options	18
11.	Interests of Directors and Officers; Transactions and Arrangements Concerning Eligible Options	19
12.	Status of Eligible Options Acquired by Us in the Offer; Accounting Consequences of the Offer	19
13.	Legal Matters; Regulatory Approvals	19
14.	Fees and Expenses	20
15.	Source and Amount of Consideration	20
16.	Information Concerning Maxim Integrated Products, Inc.	20
17.	Corporate Plans, Proposals and Negotiations	20
18.	Additional Information	21
19.	Miscellaneous; Forward-Looking Statements	22

SCHEDULE A: Information Concerning our Executive Officers

SCHEDULE B: Guide to Issues in Non-U.S. Jurisdictions

i

I. SUMMARY OF TERMS

Questions and Answers about the Offer

The summary below answers some of the questions you may have about the offer by Maxim Integrated Products, Inc. (the “Company,” “we” or “us”) to purchase certain outstanding stock options from eligible employees (the “Offer”), on the terms described in this Offer to Purchase, dated November 7, 2008 (this “Offer to Purchase”). We urge you to read carefully this entire Offer to Purchase, including all schedules, for additional details not addressed in this summary.

This summary is presented in question-and-answer format. The questions and answers are grouped into the following categories:

•	How the Option Repurchase Works

•	Duration of the Offer

•	How to Elect to Tender Your Eligible Options

•	U.S. Federal Income Tax Considerations

•	How to Get More Information

In this Offer to Purchase, references to “the Company,” “Maxim,” “we,” “us” and “our” mean Maxim Integrated Products, Inc., references to the “Offer Expiration Date” mean December 8, 2008, or, if we extend the Offer period, a later date we will specify, and a “Business Day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight, Eastern Standard Time.

How the Option Repurchase Works

Q1.	What is the Offer?

Beginning at 12:01 A.M., Eastern Standard Time, on November 7, 2008 and ending at 12:00 Midnight, Eastern Standard Time, on December 8, 2008, unless we extend the Offer, Eligible Optionees (described in Question 2 below) may decide to tender their Eligible Options (described in Question 3 below) for a cash payment per Eligible Option, as determined by a Black-Scholes valuation and depending upon the current exercise price and expiration date of the Eligible Option (the “Per Option Amount”) (see Question 5 below). Participation in the Offer is voluntary. If you choose not to participate, you will keep your Eligible Options with their current terms and conditions.

Q2.	Who may participate in the Offer?

Only Eligible Optionees may participate in the Offer. “Eligible Optionees” are those full- and part-time employees and officers of the Company or one of its subsidiaries as of November 7, 2008, who continue to be employees through the Offer Expiration Date of December 8, 2008, or a later date if the Offer is extended. Members of the Company’s Board of Directors who are not employees of the Company are not eligible to participate in the Offer.

Q3.	Which stock options may be tendered in the Offer?

Only Eligible Options may be tendered under this program. “Eligible Options” are all vested and unvested stock options to purchase shares of the Company’s common stock, $0.001 par value (“Common Stock”) granted prior to June 29, 2008 under the 1996 Stock Incentive Plan, as amended, the Dallas Semiconductor Corporation 1987 Stock Option Plan, as amended and restated, or the Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan (the “Incentive Plans”), held by Eligible Optionees with exercise prices in excess of

$20.00 per share and that are outstanding on November 7, 2008 and on the Offer Expiration Date. If you hold different grants of Eligible Options, you may choose to tender some, all or none of such Eligible Options. However, if you choose to tender any particular grant of Eligible Option (e.g., an Eligible Option to acquire Common Stock with an exercise price of $30.00 per share and expiring on December 31, 2009), you must tender all Eligible Options having the same exercise price and expiration date. Any stock options you hold that are not Eligible Options, as well as Eligible Options you hold if you choose not to tender them in the Offer, will remain outstanding and subject to their current terms and conditions.

Q4.	What is the Per Option Amount?

The Per Option Amount is a cash amount payable per Eligible Option that you tender pursuant to the Offer. The Per Option Amount varies depending upon the characteristics of the Eligible Option and has been calculated by the Company using the Black-Scholes valuation, taking into consideration the current exercise price and expiration date of the Eligible Option. For more information about the Per Option Amount, see Question 5.

Q5.	How was the amount of my Total Payment determined?

In determining the Per Option Amount, the Company valued the Eligible Options using the most established and commonly used method of valuing stock options, called the Black-Scholes stock option pricing model. This calculation takes into consideration numerous factors, including the price of the Company’s Common Stock, an expected stock price volatility, the exercise price, risk free interest rate, dividend yield and expected term of each Eligible Option. The Per Option Amount varies among the Eligible Options due to their differing exercise prices and remaining term until expiration. To determine the total cash payment (“Total Payment”) you will be entitled to receive if you tender your Eligible Options, complete the Election Form on the Offer Website which will calculate the amount for you. The Company’s determination as to the Per Option Amount and your Total Payment is final. If your Total Payment is $10,000 or more, you will be granted a Contingent Payment Right and your payments will be made over time and will be subject to forfeiture if you cease to be employed by the Company or its subsidiaries. For more information on the Contingent Payment Right, please see Question 7. You must make your own determination of the value to you of your Eligible Options, and you are encouraged to consult with your own financial, accounting, tax and legal advisors. For a more detailed explanation of Black-Scholes and other additional information on the determination by us of your Per Option Amount, see Section III.2.

Q6.	What option price will the Company use to calculate my Per Option Amount?

The Company will use the original option price included in the original grant of your Eligible Options. The Company recently restated its financial statements for certain prior years. During this restatement, discounted stock options were identified and the proper accounting measurement dates were reflected as the revised grant date in the updated stock database. However, this change in grant date did not affect the option exercise price, grant number, number of shares or vesting schedule of such options. Therefore, the Company will be using the original option price to calculate each Per Option Amount.

Q7.	When will I receive my Total Payment?

The Offer will expire on December 8, 2008 at 12:00 Midnight, Eastern Standard Time. If you are a non-officer Eligible Optionee and you elect to participate in the Offer and your Total Payment is less than $10,000, you will receive your Total Payment, subject to tax withholding, on the first administratively practicable payroll date following the Offer Expiration Date. If you are a non-officer Eligible Optionee and you elect to participate in the Offer and your Total Payment is $10,000 or more, you will have the right to receive, contingent on your continued employment with the Company or its subsidiaries (“Contingent Payment Right”), your Total Payment in four equal quarterly payments, subject to tax withholding, on the first administratively practicable payroll dates following January 15, 2009, April 15, 2009, July 15, 2009, and October 15, 2009.

Any Eligible Optionee who is an officer of the Company will receive, a Contingent Payment Right:

•

to receive the Total Payment, subject to tax withholding, in eight equal quarterly installments on the first administratively practicable payroll dates following January 15, 2009, April 15, 2009, July 15, 2009, October 15, 2009, January 15, 2010, April 15, 2010, July 15, 2010, and October 15, 2010, for each properly tendered Eligible Option that will be fully vested on or prior to October 15, 2010; or

•

to receive the Total Payment, subject to tax withholding, in equal quarterly installments on the first administratively practicable payroll date following each remaining vesting date (under the terms of such Eligible Option) after the Offer Expiration Date, for each properly tendered Eligible Option that will not be fully vested on or prior to October 15, 2010.

Each of the foregoing quarterly payments is referred to in this Offer to Purchase as a “Quarterly Contingent Payment.”

Your Contingent Payment Right will be granted to you, effective as of 12:00 Midnight, Eastern Standard Time, on the Offer Expiration Date or such later date if we extend the Offer, in exchange for your properly tendered Eligible Options. You will be able to print a document evidencing your Contingent Payment Right from the Offer Website upon your election to tender your Eligible Options.

No interest will accrue and no interest will be paid on any portion of the Total Payment, regardless of when paid.

Q8.	What conditions are there to my Contingent Payment Right?

The only condition to receive each of your Quarterly Contingent Payments is that you remain continuously employed by the Company or its subsidiaries through the date on which such Quarterly Contingent Payment vests and becomes payable. The Company is imposing vesting restrictions for retention purposes and to better align interests of stockholders and employees. In the event of a Change in Control (as defined in the Incentive Plans) or your termination of employment by reason of your death or permanent disability, any remaining Quarterly Contingent Payments will become payable on the next scheduled Company payroll date. If your employment with the Company or its subsidiaries terminates, for any reason other than your death or permanent disability, prior to any scheduled date for the payment of a Quarterly Contingent Payment, you will automatically forfeit any right to receive any further Quarterly Contingent Payments that occur after such date of termination.

Q9.	Can I forfeit any portion of my Total Payment?

Yes. In the event that your employment with the Company terminates for any reason, other than your death or permanent disability, prior to the time your Contingent Payment Right has fully vested, you will forfeit any remaining Quarterly Contingent Payments effective immediately upon the date of your termination of employment.

Q10.	Will payments I receive for tendering my Eligible Options be considered compensation for purposes of my various Maxim benefits?

No. None of the payments you may receive as a result of tendering Eligible Options will be considered part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, overtime, long-service awards, pension or retirement benefits or similar payments, or for purposes of the Company’s 401(k) plans, our employee stock participation plan or any other plans we provide or make available to you. However, we will report the funds received and taxes withheld for the transfer of your Eligible Options to the Company as required.

Q11. Why is the Company conducting the Offer?

The principal reason the Company originally granted the Eligible Options was to provide an incentive to valued employees to remain employees of the Company, to help us create stockholder value and to share in the stockholder value that they create. However, the price of our Common Stock has declined significantly since the time these Eligible Options were granted. Therefore, all of the Eligible Options are out-of-the-money (for more information about in-the-money and out-of-the-money stock options, see Question 14). We wish to provide you the opportunity to benefit from your hard work despite the decline in market value of our Common Stock, and to provide an additional incentive for you to remain with the Company. Accordingly, we are providing you with the opportunity to obtain the more certain benefit associated with the Per Option Amount, in lieu of the less certain, but potentially more valuable, benefit you could receive if you elect to retain your Eligible Options. Additionally, this program will increase the pool of shares available for future grant under the Incentive Plans. However, whether to participate in the Offer is your decision, and you are free to reject the Offer if you so choose.

Q12. Will employees receive additional equity grants in the future?

The Company has traditionally made periodic grants of stock awards to selected employees, officers and directors and expects to continue to do so in the future. Your participation in the Offer will not entitle you to any additional equity grant in the future, and any additional equity grants to you will depend on factors generally unrelated to past stock option awards. The aggregate number of stock options available for future grant is limited by the number of shares authorized under the Incentive Plans. As indicated above, one of our purposes for making the Offer is to increase the number of shares available for future grants. Thus, although you individually will not be entitled to an additional equity grant by participating in the program, Eligible Options tendered in the Offer will have the effect of increasing the number of shares available for future grant to employees as a whole.

Q13. Is it likely that an offer similar to this one will be made in the future?

The Company is making the Offer, in part, as a result of the special circumstances surrounding the significant decline in market value of our Common Stock. Accordingly, while the Company evaluates its compensation programs periodically, it has no current intention to make any similar offer in the future, and expects this to be a one-time event.

Q14. Why should I consider participating in the Offer?

Currently, you hold Eligible Options that represent your right to purchase shares of our Common Stock at a specified price, or exercise price, as reflected in your original option agreement(s), regardless of the actual market price at the time of your purchase. Due to subsequent fluctuations, the market price of a share of Common Stock can be greater than, equal to or less than the specified exercise price of any stock option. When the market price is greater than the exercise price (i.e., an in-the-money stock option), you receive value from exercising the stock option, because you are able to buy the stock at less than the current value and sell the resulting share for the higher market price. When the market price is equal to or less than the exercise price (i.e., an out-of-the-money stock option), you would generally not exercise the stock option, since you would be able to purchase the same shares in the open market at the same or lower price. If you tender your Eligible Options for the Total Payment and all other applicable conditions are met, you will receive specific payments of cash following the expiration of the Offer (for more information about the timing of these payments, see Question 7). This Total Payment may or may not be more valuable to you than continuing to hold your Eligible Options in the future. This determination depends on a number of factors, including the performance of our Common Stock, the timing of such performance and your continued employment with the Company through the relevant vesting dates. To illustrate this, consider the following hypothetical situation:

Assume that you hold Eligible Options to purchase 1,000 shares of our Common Stock with an exercise price of $25 per share at a time when our Common Stock is trading at $14 per share and the Company is offering a Per Option Amount of $1.23 per stock option. The amount of your Total Payment would be $1,230 if you participated in the Offer. On the other hand, even if fully vested, your Eligible Options have no currently realizable value to you because they are out-of-the-money (i.e., the exercise price of the Eligible Options ($25 per Eligible Option) is equal to or greater than the current market price of our Common Stock).

To help evaluate the relative value of your Eligible Options and your Total Payment, consider the following scenarios (using the hypothetical situation described above):

•

If the price of our Common Stock were to rise to $25 per share, your Eligible Options would have no value to you because they would still be out-of-the-money. Under these circumstances, your Eligible Options would be less valuable than your $1,230 Total Payment under the Offer.

•

If the price of our Common Stock were to rise to $26 per share, your Eligible Options would now be in-the-money because their exercise price would be less than the market price of our Common Stock. Specifically, each Eligible Option would be $1 in-the-money, resulting in an aggregate value of $1,000 (i.e., the result obtained by multiplying $1 (representing the excess of the market price of $26 over the exercise price of $25) by 1,000 (the number of shares held by you in this example)). Under these circumstances, although your Eligible Options would be in-the-money, they would still be less valuable than your $1,230 Total Payment under the Offer.

•

If the price of our Common Stock were to rise to $30 per share, each Eligible Option would be $5 in-the-money, resulting in an aggregate value of $5,000 ( i.e., the result obtained by multiplying $5 (representing the excess of the market price of $30 over the exercise price of $25) by 1,000). Under these circumstances, your Eligible Options would be more valuable than your $1,230 Total Payment under the Offer.

In evaluating the Offer, you should keep in mind that the future performance of our Common Stock and the value of your Eligible Options will depend upon, among other factors, the overall economic environment, the performance of the overall stock market and companies in the semiconductor sector, and the performance of our own business. Accordingly, there are risks associated with keeping your Eligible Options and deciding not to participate in the Offer. For more information about the risks relating to Company’s business in general, see Section II. We recommend that you read the discussion about our business contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recent Annual Report on Form 10-K, as well as our most recent Quarterly Report on Form 10-Q, filed with the United States Securities and Exchange Commission (the “SEC”), and available at www.maxim-ic.com/company/investor/sec.cfm.

Participating in the Offer involves a number of risks, including the risk that the price of our Common Stock could increase in the future. If the price of our Common Stock rises above the exercise price of your Eligible Options, the Total Payment you receive for your tendered Eligible Options may be less than the value you would have realized had you decided not to participate in the Offer and kept your Eligible Options. Also, the Total Payment you receive for tendering your Eligible Options will be subject to income and employment-related taxes on the amount you receive.

Q15. Can I participate in the Offer if a portion of my stock option award is vested and a portion remains unvested?

Yes. Both the vested and unvested portion of your Eligible Options would qualify to be tendered in the Offer.

Q16. If I elect to tender my Eligible Options pursuant to this Offer to Purchase, do I have to tender all of my Eligible Options or can I just tender some of them?

If you hold different grants of Eligible Options, you may choose to tender some, all or none of such Eligible Options. However, if you choose to tender any particular grant of Eligible Option (e.g., options to acquire Common Stock with an exercise price of $30.00 per share and expiring on December 31, 2009), you must tender all Eligible Options having the same exercise price and expiration date.

Q17. My former spouse has rights to some of my Eligible Options as a result of a divorce (or a pending divorce). Can I elect to tender just some of my Eligible Options? Can my former spouse make elections?

You may tender some, all or none of the Eligible Options that we have issued to you. However, if you choose to tender any particular Eligible Option (e.g., options to acquire Common Stock with an exercise price of $30.00 per share and expiring on December 31, 2009), you must tender all Eligible Options having that exercise price and expiration date. If any of your Eligible Options are subject to a domestic relations order (or comparable legal document as the result of a pending divorce proceeding or the end of a marriage), you are responsible for ensuring that any election complies with the terms of such order or other document. Depending on your circumstances, you may need to consult with your current or former spouse prior to making an election. We will not accept elections to participate or withdrawals from anyone other than the Eligible Optionee to whom the Eligible Options were issued.

Q18. If I choose to participate, what will happen to the Eligible Options that I tender?

Immediately following the Offer Expiration Date, we will accept and cancel all of your Eligible Options that have been properly tendered in exchange for the Contingent Payment Right )or a cash payment if you are entitled to less than $10,000). You will no longer have any rights or obligations with respect to any Eligible Options that are accepted and cancelled. (For more information, see Sections III.6 and III.12.) Eligible Options that are repurchased by the Company pursuant to the Offer will be returned to our 1996 Stock Incentive Plan for future issuance.

Q19. Are there conditions to the Offer?

The completion of the Offer is subject to a number of conditions, including the conditions described in Section III.9 of this Offer to Purchase.

Q20. Is the Company making any other offers to employees at this time?

No. For further information, see Questions 12 and 13 above.

Duration of the Offer

Q21. How long will the Offer remain open?

The Offer begins at 12:01 A.M., Eastern Standard Time, on November 7, 2008 and is scheduled to remain open until 12:00 Midnight, Eastern Standard Time, on December 8, 2008 (or, if we extend the Offer period, a later date we will specify). We have no plans to extend the Offer beyond December 8, 2008. However, if we do extend the Offer, we will announce the extension no later than 9:00 A.M., Eastern Standard Time, on the business day following the applicable Offer Expiration Date.

Q22. If the Offer is extended, how does the extension affect the dates on which I receive my Total Payment?

If we extend the Offer and you participate in it, you will become entitled to your Total Payment and your Eligible Options will be cancelled, effective as of 12:00 Midnight, Eastern Standard Time, on the initial Offer Expiration Date. However, in the event the Offer Expiration Date is extended or in the event of a subsequent offering period, any payment of your Total Payment will be made to you after the final expiration of the Offer.

How to Elect to Tender Your Eligible Options

Q23. What do I need to do to participate in the Offer?

To participate, you may log onto the Company’s secured offer website https://maxim-ic-tender.equitybenefits.com (the “Offer Website”) and confirm your election to participate. The Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, you must complete a paper election form and return it to Robyn Harris at the Company via hand delivery, email at Robyn.Harris@maxim-ic.com or facsimile at 972-778-6345. To obtain a paper election form, please contact Robyn Harris in Stock Administration at Stock.Mail@maxim-ic.com or Mark Casper at Mark.Casper@maxim-ic.com. We must receive your election to participate by 12:00 Midnight, Eastern Standard Time, on December 8, 2008 (or, if we extend the Offer period, a later date we will specify), or it will not be given effect. (For more information, see Sections III.4 and III.7.)

Q24. What will happen if I do not submit my election through the Offer Website by the deadline?

If you do not submit your election to participate via the Offer Website or, in the case of technical failures of the Offer Website, via paper election form, you will not participate in the Offer, and all Eligible Options you currently hold will remain unchanged with their current exercise price, expiration date, vesting schedule and other terms. (For more information, see Section III.4.)

Q25. What if I don’t want to accept the Offer?

You do not have to accept the Offer. The Offer is completely voluntary, and there are no penalties for electing not to participate. If you do not elect to participate, your outstanding stock options will remain outstanding under their current terms and conditions, including exercise prices, vesting schedules and expiration dates. To elect not to participate, you do not need to do anything or otherwise contact the Company.

Q26. Can I change my election?

Yes. To withdraw your election to tender your Eligible Options in the Offer, you must go to the Offer Website at https://maxim-ic-tender.equitybenefits.com and change your election to participate from “yes” to “no.” The Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your revised election declining to participate electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your revised election, you must complete a paper withdrawal form and return it to Robyn Harris at the Company via hand delivery, email at Robyn.Harris@maxim-ic.com or facsimile at 972-778-6345. To obtain a paper withdrawal form, please contact Robyn Harris in Stock Administration at Stock.Mail@maxim-ic.com or Mark Casper at Mark.Casper@maxim-ic.com. If you do not withdraw form before 12:00 Midnight, Eastern Standard Time, on December 8, 2008 (or, if we extend the Offer period, a later date we will specify), your withdrawal from your election to tender Eligible Options will not be given effect. If you decide to withdraw, you must withdraw all your Eligible Options you previously elected to tender, except that you may withdraw any Eligible Options you elected to tender forty (40) Business Days after the commencement of the Offer if we have not accepted for payment all Eligible Options you elected to tender. Once you have withdrawn your election to tender your Eligible Options, you may re-elect to tender your Eligible Options only by again following the election procedure described in Question 23.

Q27. How do I change my election?

To change your election with respect to your Eligible Options, you must do the following before the Offer Expiration Date:

•	Access the Offer Website and change your election in the electronic election form; or

•

If you are not able to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, you must complete a paper election form and return it to Robyn Harris at the Company via hand delivery, email at Robyn.Harris@maxim-ic.com or facsimile at 972-778-6345. To obtain a paper election form, please contact Robyn Harris in Stock Administration at Stock.Mail@maxim-ic.com or Mark Casper at Mark.Casper@maxim-ic.com.

U.S. Federal Income Tax Considerations

Q28. What are the U.S. federal income and withholding tax consequences of payment of the Total Payment?

The Total Payment will be treated as ordinary cash compensation. As such, you will recognize ordinary income in the year in which any part of the Total Payment is paid to you. The ordinary income resulting from any payment of your Total Payment will be reflected in the Form W-2 reported to the Internal Revenue Service for each of the years in which the payments were made. At the time any payment of your Total Payment is made, the Company will reduce your payment to reflect all required income and payroll tax withholdings and will send those amounts to the appropriate tax or other authorities. (For more information, see Section III.8.)

Q29. Are there any other tax consequences to which I may be subject?

Depending on where you live, there may be additional state or local tax imposed on your tender. You should consult with a tax advisor to determine the specific tax considerations and tax consequences relevant to your participation in the Offer.

How to Get More Information

Q30. What should I do if I have additional questions about the Offer?

If you have any other questions about the Offer, you may direct them to Robyn Harris in Stock Administration at Stock.Mail@maxim-ic.com or to Mark Casper at Mark.Casper@maxim-ic.com.

II. RISKS OF PARTICIPATING IN THE OFFER

Participating in the Offer involves a number of risks. Conversely, there are risks associated with keeping your Eligible Options and deciding not to tender them in the Offer. We describe some of these risks below. In addition, information concerning risk factors included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2008 is incorporated by reference into this Offer to Purchase, copies of which may be obtained as described in Section III.18. You should carefully consider these risks and are encouraged to consult your investment, tax and legal advisors before deciding to participate in the Offer.

The amount of the Total Payment to be paid for your Eligible Options in the Offer may be less than the net proceeds you would ultimately realize if you kept such Eligible Options and exercised them sometime in the future.

The cash payments that you will receive if you tender your Eligible Options in the Offer may be more or less valuable to you than continuing to hold your Eligible Options in the future. Whether you would realize a greater amount by retaining your Eligible Options and exercising them in the future, as compared to tendering them in the Offer, will depend primarily on the future market price of our Common Stock. If the price of our Common Stock rises sufficiently above the exercise price of your Eligible Options before the date such stock options expire, terminate or are forfeited, your Eligible Options, if you do not tender and continue to hold them, might be worth more than the cash payments you could receive by participating in the Offer. On the other hand, if our stock price does not increase sufficiently before the date your Eligible Options expire, terminate or are forfeited, you could have received a greater benefit by tendering your Eligible Options in the Offer.

There can be no assurances concerning the future performance of our Common Stock, which will depend upon a number of factors, including the overall economic environment, the performance of the overall stock market and companies in the semiconductor sector and the performance of our own business. Also, unvested stock options that are not tendered will continue to be subject to vesting schedules and stock options may terminate if your employment with the Company terminates.

The amount of the Total Payment to be paid in the Offer may not accurately reflect the value of your Eligible Options at the time of payment.

The calculation of the amount to be paid for your Eligible Options in the Offer was based on a widely-used valuation model and relied on numerous assumptions. In addition, the calculation was predicated on an average of the closing prices for our Common Stock on the NASDAQ Global Market (“NASDAQ”) for a twenty (20) trading day period ending on November 5, 2008. If a different model, different assumptions or a different averaging period had been used, the amount to have been paid in the Offer for an Eligible Option may have varied from the applicable Total Payment reflected in the Offer.

If you receive a Contingent Payment Right and you cease to be employed by the Company or its subsidiaries for any reason other than death or permanent disability prior to the date of your last scheduled Contingent Quarterly Payment, you will forfeit your right to receive any Contingent Quarterly Payment to occur after your date of termination.

If you tendered Eligible Options and are entitled to a Total Payment of $10,000 or more, your payments will be made quarterly over four, eight or possibly more quarters. If you cease to be employed by the Company or its subsidiaries for any reason, with or without cause, except in connection with death or permanent disability, you will forfeit the right to receive any Quarterly Contingent Payments that are scheduled to be paid after your date of termination.

III. THE OFFER

The following information provides important additional details regarding the Offer.

1. General; Eligibility; Offer Expiration Time

We are offering to purchase for cash Eligible Options held by Eligible Optionees. We are making the Offer upon the terms and subject to the conditions described in this Offer to Purchase.

Eligible Optionees. Only Eligible Optionees may participate in the Offer. Eligible Optionees are those full- and part-time employees (including officers) of the Company or its subsidiaries as of November 7, 2008, who continue to be employees through the expiration date of the Offer on December 8, 2008, or a later date if the Offer is extended. Termination of employment will affect stock options that are Eligible Options, as described below.

Employees on vacation or an approved leave of absence during the Offer period may participate in the Offer. All employees, including those on vacation or on leave during the Offer period, are subject to the same deadline to tender Eligible Options reflected in this Offer to Purchase.

Eligible Options. We are offering to purchase only Maxim stock options that are Eligible Options. Eligible Options are vested and unvested stock options to purchase shares of our Common Stock that:

•	were granted prior to June 29, 2008 under the Incentive Plans;

•	have an exercise price in excess of $20.00 per share;

•	are outstanding on November 7, 2008 and on the Offer Expiration Date; and

•	are held by Eligible Optionees.

The Company has sole authority to determine which stock option grants are Eligible Options under the Incentive Plans for purposes of the Offer.

If a vested stock option that you hold expires, terminates or is forfeited before the Offer Expiration Date on December 8, 2008, whether because of termination of your employment, expiration of the option in accordance with its terms or otherwise, that stock option will not be an Eligible Option. Likewise, unvested stock options that expire, terminate or are forfeited before the Offer Expiration Date, either because of termination of your employment or otherwise, will not be Eligible Options. Only stock options that have not expired, terminated or been forfeited, whether vested or unvested, and that remain outstanding on the Offer Expiration Date, will be Eligible Options.

Under the Incentive Plans, unvested stock options terminate when employment with the Company terminates, unless the terms of the stock option agreement or another Company agreement specifically provide otherwise. Because unvested stock options terminate upon termination of employment, if your employment with the Company terminates after November 7, 2008 but before or on the Offer Expiration Date, your unvested stock options, unless your stock option or other agreement provides otherwise, will terminate and will not be Eligible Options.

As of November 5, 2008, stock options to purchase up to 74,413,567 shares of our Common Stock were issued and outstanding under all of our stock option plans. Of these outstanding stock options, Eligible Options to purchase up to 61,888,809 shares of our Common Stock were outstanding and held by Eligible Optionees.

You may log onto the Company’s secured offer website at https://maxim-ic-tender.equitybenefits.com (to view your Eligible Options.

Please note that if your employment with the Company terminates before the Offer expires, the terms of your stock option agreements and the Incentive Plans will govern the impact of employment termination on your stock options.

Tenders of stock options that do not qualify as Eligible Options will not be accepted. The Company’s determination of eligibility of stock options for purchase pursuant to the Offer is final and binding on all parties.

Offer Expiration Time. The Offer begins at 12:01 A.M., Eastern Standard Time, on November 7, 2008 and is scheduled to remain open until 12:00 Midnight, Eastern Standard Time, on December 8, 2008 (or, if we extend the Offer period, a later date that we will specify). We currently have no plans to extend the Offer beyond December 8, 2008. However, if we do extend the Offer, we will announce the extension by making a public announcement no later than 9:00 A.M., Eastern Standard Time, on the next Business Day following the previously-scheduled expiration date. See Section III.7 for a description of our rights to extend, delay, terminate and amend the Offer or to provide for an extended or subsequent offering period.

We will publish a notice if we decide to:

•	increase or decrease the Total Payment for your Eligible Options;

•	change the number or type of stock options or underlying shares of Common Stock eligible to be tendered in the Offer; or

•	change the vesting schedule for the Quarterly Contingent Payments.

Without limiting the manner in which we may choose to make any public announcement, we currently intend to make any announcement regarding the Offer by email and by making appropriate filings, if any, with the SEC.

No Impact on Future Awards. Your decision to participate or not to participate in the Offer will not affect decisions on whether you are granted additional stock options or equity awards in the future. Eligibility for future grants of stock options and equity awards will remain subject to the discretion of the Company. In general, the Company has historically granted equity compensation to selected employees, officers and directors and expects to continue to do so.

2. Valuation of Eligible Options; Total Payment

Amount of Total Payment. Any Eligible Optionee whose Eligible Options are accepted for repurchase will receive the Total Payment, either in the form of a single payment or Quarterly Contingent Payments, in the range of $0 to $1.69 Per Option Amount. See Section III.6 regarding whether you will receive a single payment or Quarterly Contingent Payments. If all Eligible Options are tendered to the Company for repurchase, the aggregate Total Payment would be $25,344,117.

Valuation. In determining the Per Option Amount, the Company valued the Eligible Options using the Black-Scholes stock option pricing model. The Black-Scholes model is an established and commonly used method for valuing stock options and uses the following factors: stock price, the exercise price of the stock option, the current risk-free interest rate, the volatility of the underlying stock, the expected dividend yield of the stock and the expected life of the stock option. Some of these inputs are objectively determinable, while others, such as appropriate volatility measures, require some judgment. For purposes of this calculation, the Company used the following measures:

•	Stock price: $13.782, the average closing stock price of our Common Stock on NASDAQ over the twenty (20) trading day period ending on November 5, 2008;

•

Exercise price: the actual exercise price of the Eligible Option indicated in the underlying option agreement. This value varies by each Eligible Option, but the range of exercise prices was between $20.12 and $87.06;

•

Expected life of stock option: computed based on Monte Carlo methods, which are a class of computational algorithms relying on repeated random sampling to compute results. The expected life can be between 0% and 100% of the remaining term of the Eligible Option being valued depending on the exercise price of the Eligible Option, underlying Common Stock price and the remaining contractual term of the Eligible Option. This value varies by each type of Eligible Option, but the range of expected lives was between .01 years to 7.09 years;

•

Risk-free interest rate: the rate from the zero-coupon yield curve derived from the U.S. Treasury Strips yield table as of November 5, 2008 corresponding to the expected expiration date of the Eligible Option being valued. The U.S. Treasury Strips yield table is published each day by Bloomberg L.P. The rate varies by each type of Eligible Option depending on its expected term in years;

•

Expected volatility: 35.13%, the historical volatility of the Company’s common stock for a four-year period representing the weighted average expected life of all eligible options computed as described above; and

•	Expected dividend yield: 5.805%, or the Company’s annual dividend rate of $0.80 per share based on amounts declared on October 29, 2008, divided by the average stock price of $13.782.

Determining Your Total Payment. You will be able to determine the Total Payment that you may receive for your Eligible Options based on the above-described valuation by completing the election form on the Company’s secure Offer Website https://maxim-ic-tender.equitybenefits.com.

3. Purpose

The principal reason the Company originally granted the Eligible Options was to provide an incentive to valued employees to remain employees of the Company, help us create stockholder value and to share in the stockholder value that they create. However, the price of our Common Stock has declined since the time these stock option grants were made, and all of the Eligible Options are therefore out-of-the-money. (For more information about in-the-money and out-of-the-money stock options, see Section I, Question 14 above). We wish to provide you the opportunity to benefit from your hard work despite the decline in market value of our Common Stock, and to provide an additional incentive for you to remain with the Company. Accordingly, we are providing you with the opportunity to obtain the more certain benefit associated with cash payment(s), in lieu of the less certain, but potentially more valuable, benefit you could receive if you elect to retain your Eligible Options. Additionally, this program will increase the pool of shares available for future grant under the Incentive Plans. However, whether to participate in the Offer is your decision, and you are free to reject the Offer if you so choose.

The Company has traditionally made periodic grants of stock awards to selected employees, officers and directors and expects to continue to do so in the future. Your participation in the Offer will not entitle you to any additional equity grant in the future, and any additional equity grants to you will depend on factors generally unrelated to past stock option awards. The aggregate number of stock options available for future grant is limited by the number of shares authorized under the Incentive Plans. As indicated above, one of our purposes for making the Offer is to increase the number of shares available for future grants. Thus, although you individually will not be entitled to an additional equity grant by participating in the program, Eligible Options tendered for purchase will have the effect of increasing the number of shares available for future grant to employees as a whole.

4. Procedures for Tendering Eligible Options

You may tender your stock options only as described in this Section III.4. Tender by any other means will not be effective and your stock options will not be accepted.

Electing to Participate and Tender Options. To participate in the Offer, you must tender Eligible Options before the expiration of the Offer. To tender your Eligible Options, you must go online to the Offer Website and complete an online election form to confirm your election to participate. The Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your election electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your election, you must complete a paper election form and return it to Robyn Harris at the Company via hand delivery, email at Robyn.Harris@maxim-ic.com or facsimile at 972-778-6345. To obtain a paper election form, please contact Robyn Harris in Stock Administration at Stock.Mail@maxim-ic.com or Mark Casper at Mark.Casper@maxim-ic.com. If you do not submit your election before 12:00 Midnight, Eastern Standard Time, on December 8, 2008 (or, if we extend the Offer period, a later date we will specify), your tender of Eligible Options will not be given effect.

If you elect to tender any particular Eligible Option in the Offer, you must elect to tender all Eligible Options having the same exercise price and expiration date.

For your election to participate in the Offer to be valid, you must make your election by 12:00 Midnight, Eastern Standard Time, on December 8, 2008 (or, if we extend the Offer, a later date we will specify). If you do not make any election, you will not participate in the Offer, and all Eligible Options you currently hold will remain subject to their current exercise price, expiration date, vesting schedule and other terms.

Electing Not to Participate. Participation in the Offer is voluntary and there are no penalties for electing not to participate. If you do not elect to participate, your outstanding stock options will remain outstanding subject to their current terms and conditions, including exercise prices, vesting schedules and expiration dates. To elect not to participate, you do not need to do anything or otherwise contact the Company.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine all questions as to form, validity (including time of receipt), eligibility and acceptance of any tender of Eligible Options. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options that we determine were not properly effected or that we determine are unlawful to accept. Otherwise, we expect to accept all validly tendered Eligible Options that are not properly withdrawn. We may waive any defect or irregularity in any election with respect to any particular Eligible Options or any particular Eligible Optionee, in each case in our sole discretion. No Eligible Options will be treated as properly tendered until any defects or irregularities that we identify have been cured by the Eligible Optionee tendering the Eligible Options or waived by us. Neither we nor any other person is obligated to give notice of receipt of any election or of any defects or irregularities involved in the purchase of any Eligible Options, and no one will be liable for failing to give notice of receipt of any election or any defects or irregularities.

Our Acceptance Constitutes an Agreement. Your election to tender your Eligible Options according to the procedures described above will constitute your acceptance of the terms and conditions of the Offer. Our acceptance of your Eligible Options that are properly tendered will form a binding agreement between you and us upon the terms and subject to the conditions of the Offer. When we accept your properly tendered Eligible Options, they automatically will be cancelled and rendered null and void and you, by tendering your Eligible Options (subject to the withdrawal rights described below), irrevocably release all of your rights with respect to the Eligible Options.

5. Withdrawal Rights

You may withdraw your election to tender Eligible Options only if you comply with the provisions of this Section III.5.

To withdraw your election to tender your Eligible Options in the Offer, you must go to the Offer Website at https://maxim-ic-tender.equitybenefits.com and change your election to participate from “yes” to “no.” The

Company will make computer and internet access available at Company office locations to any Eligible Optionee who does not have internet access. If you are not able to submit your revised election declining to participate electronically via the Offer Website as a result of technical failures of the Offer Website, such as the Offer Website being unavailable or the Offer Website not accepting your revised election, you must complete a paper withdrawal form and return it to Robyn Harris at the Company via hand delivery, email at Robyn.Harris@maxim-ic.com or facsimile at 972-778-6345. To obtain a paper withdrawal form, please contact Robyn Harris in Stock Administration at Stock.Mail@maxim-ic.com or Mark Casper at Mark.Casper@maxim-ic.com. If you do not withdraw before 12:00 Midnight, Eastern Standard Time, on December 8, 2008 (or, if we extend the Offer period, a later date we will specify), your withdrawal from your election to tender Eligible Options will not be given effect. If you decide to withdraw, you must withdraw all your Eligible Options you previously elected to tender, except that you may withdraw any Eligible Options you elected to tender forty (40) Business Days after the commencement of the Offer if we have not accepted for payment all Eligible Options you elected to tender. Once you have withdrawn your election to tender your Eligible Options, you may re-elect to tender your Eligible Options only by again following the election procedure described in Question 23.

Once you have withdrawn your tender of Eligible Options, you may not revoke that withdrawal. Rather, if you change your mind and decide you want to re-tender your Eligible Options after you have withdrawn them, you must again follow the election procedure described in Section III.4 before the expiration of the Offer.

No withdrawal rights will apply to Eligible Options tendered during a subsequent offering period and no withdrawal rights will apply during a subsequent offering period to Eligible Options tendered during the initial offering period of the Offer and which we have already accepted for payment. (For more information, see Section III.7.)

We will determine all questions as to the form and validity (including time of receipt) of withdrawals. Our determination of these matters will be final and binding on all parties. Neither we nor any other person is obligated to give you notice of any errors in any withdrawal, and no one will be liable for failing to give notice of any errors.

6. Acceptance of and Payment for Eligible Options

Acceptance. If you are an Eligible Optionee and validly tender Eligible Options that you do not withdraw from the Offer before the Offer Expiration Date, those stock options will be cancelled when we accept them for payment and you will no longer have any rights with respect to those stock options.

Timing of Acceptance. Subject to our rights to extend, terminate and amend the Offer before the Offer Expiration Date, we will accept promptly after the expiration of the Offer all validly tendered Eligible Options that have not been properly withdrawn.

Total Payment of Less Than $10,000 to Non-Officer Employees. Any non-officer Eligible Optionee whose Total Payment for his or her properly tendered Eligible Options is less than $10,000 will receive the Total Payment in full, subject to tax withholding, on the first administratively practicable payroll date following the Offer Expiration Time.

Total Payment of $10,000 or Greater to Non-Officer Employees. Any non-officer Eligible Optionee whose Total Payment for his or her properly tendered Eligible Options is $10,000 or more will receive a Contingent Payment Right to receive the Total Payment in four equal quarterly payments, subject to tax withholding, on the first administratively practicable payroll dates following January 15, 2009, April 15, 2009, July 15, 2009, and October 15, 2009.

Total Payment to Officers. Any Eligible Optionee who is an officer will receive a Contingent Payment Right to receive, subject to tax withholding, the Total Payment:

•

in eight equal quarterly installments on the first administratively practicable payroll dates following January 15, 2009, April 15, 2009, July 15, 2009, October 15, 2009, January 15, 2010, April 15, 2010, July 15, 2010, and October 15, 2010, for each properly tendered Eligible Option that will be fully vested on or prior to October 15, 2010; or

•

in equal quarterly payments on the first administratively practicable payroll date following each remaining vesting date (under the terms of such Eligible Option) after the expiration time of the Offer, for each properly tendered Eligible Option that will not be fully vested on or prior to October 15, 2010.

Each of the foregoing quarterly payments is referred to in this Offer to Purchase as a “Quarterly Contingent Payment.”

Cash Payments. All of your cash payments will be made through the Company’s payroll system. The amounts paid generally will be taxable income to the Eligible Optionee and the amount of each such payment will be subject to income and payroll tax withholdings. For information about applicable tax withholding requirements, see Section III.8. No interest will accrue and no interest will be paid on any portion of the Total Payment, regardless of when paid. You may not defer the payment of your cash payment until a later date.

Termination of Option Agreements. Upon our acceptance of your Eligible Options that you tender pursuant to the Offer, your currently outstanding stock option agreements relating to the tendered Eligible Options will automatically be cancelled and rendered null and void and you, by tendering your Eligible Options, irrevocably release all of your rights thereunder.

7. Extension of Offer; Termination; Amendment; Subsequent Offering Period

We may at any time and from time to time extend the period of time during which the Offer is open and thereby delay accepting any Eligible Options tendered for purchase by publicly announcing the extension and giving oral, written or electronic notice of such extension to the Eligible Optionees.

Before the expiration date of the Offer, we may postpone our decision of whether or not to accept and cancel any Eligible Options in our discretion. In order to postpone accepting and canceling, we must publicly announce the postponement and give oral, written or electronic notice of the postponement to the Eligible Optionees. Our right to delay accepting Eligible Options is limited by Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires us to pay the consideration offered or return the tendered stock options promptly after we terminate or withdraw the Offer.

Before the expiration date of the Offer, we may terminate the Offer if any of the conditions specified in Section III.9 occurs. In such event, any tendered Eligible Options will continue to be held by the tendering Eligible Optionee as if no tender had occurred. We will provide oral, written or electronic notice of any such termination to all Eligible Optionees holding Eligible Options.

As long as we comply with applicable law, we reserve the right, in our discretion, to amend the Offer in any respect, including decreasing or increasing the amount of the cash payment, changing the number or type of stock options eligible to be purchased in the Offer or changing the vesting schedule for the Quarterly Contingent Payments. If we extend the length of time during which the Offer is open, such extension will be announced no later than 9:00 A.M., Eastern Standard Time, on the next Business Day after the last previously scheduled or announced time for expiration of the Offer. Any amendment will be disseminated promptly to Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of such change. Without limiting the manner in which we may choose to disseminate any amendment, except as required by law, we have no obligation to publish, advertise or otherwise communicate any amendment to the Offer other than to Eligible Optionees.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period the Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. If we decide to take any of the following actions, we will publish notice of the action:

•	increase or decrease the Total Payment for your Eligible Options;

•	change the number or type of stock options or underlying shares of Common Stock eligible to be tendered in the Offer; or

•	change the vesting schedule for the Quarterly Contingent Payments.

After expiration of the Offer and acceptance of Eligible Options validly tendered in, and not withdrawn from, the Offer, we may, but are not obligated to, provide one or more subsequent offering periods. A subsequent offering period, if provided, will be an additional period of up to twenty (20) Business Days beginning on the next Business Day following the Offer Expiration Date, during which eligible holders may tender, but not withdraw, any remaining Eligible Options and become entitled to the Total Payment. We will promptly pay the amounts payable for all Eligible Options that are validly tendered by the expiration of the initial offering period, whether or not we provide a subsequent offering period. During a subsequent offering period, tendering Eligible Optionees will not have withdrawal rights, and we will promptly pay the amounts payable for any Eligible Options that are validly tendered during the subsequent offering period.

We do not currently intend to provide a subsequent offering period for the Offer, although we reserve the right to do so. If we elect to provide or extend any subsequent offering period, we will make a public announcement no later than 9:00 A.M., Eastern Standard Time, on the next Business Day following the Offer Expiration Date or date of termination of any applicable subsequent offering period.

8. Material U.S. Federal Income Tax Consequences

The following summarizes the material U.S. federal income tax consequences of the Offer to you. Please note that the following is only a summary of the material U.S. federal income tax laws and regulations that apply to the Offer and does not address all possible tax aspects of transactions that may arise in connection with the Offer, including foreign, state or local tax consequences. The tax laws and regulations are complex and are subject to legislative changes. In addition, circumstances unique to certain individuals may change the usual income tax results.

The Total Payment will be treated as regular cash compensation. As such, you will recognize ordinary income in the year in which any portion of your Total Payment is paid to you. The ordinary income resulting from such amounts will be reflected in the Form W-2 reported to the Internal Revenue Service for each of the years in which the payments were made. At the time any portion of your Total Payment is paid, the Company will reduce your payment to reflect all required income and payroll tax withholdings and will send those amounts to the appropriate tax or other authorities.

There may be additional state or local tax imposed on your tender, and those consequences may vary based on where you live. You should consult with a tax advisor to determine the specific tax considerations and tax consequences relevant to your participation in the Offer.

You should consult your own tax advisor with respect to the tax consequences of participating in the Offer.

9. Conditions to Completion of the Offer

We will not be required to accept any Eligible Options tendered if any of the events described below occurs. We may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Options tendered for purchase, if at any time on or after November 7, 2008 and on or before the Offer Expiration Date, we determine that any event described below has occurred that, in our reasonable judgment, makes it inadvisable for us to proceed with the Offer or to accept and cancel Eligible Options tendered for purchase:

(a)

there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer or the acquisition of some or all of the Eligible Options tendered for purchase pursuant to the Offer;

(b)

there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

(i)	make the acceptance for purchase or the purchase of some or all of the Eligible Options elected for tender illegal or otherwise restrict or prohibit consummation of the Offer;

(ii)	delay or restrict our ability, or render us unable, to accept for purchase or to purchase Eligible Options for some or all of the Eligible Options tendered for purchase; or

(iii)	materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company;

(c)	there shall have occurred:

(i)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(ii)

any decrease of greater than thirty percent (30%) of the market price of the shares of our Common Stock after November 5, 2008 or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of the Company or on the trading in our Common Stock; or

(iii)	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

(d)

a tender or exchange offer with respect to some or all of our Common Stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(i)

any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than fiver percent (5%) of the outstanding shares of our Common Stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before December 8, 2008;

(ii)

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before December 8, 2008 shall have acquired or proposed to acquire beneficial ownership of an additional two percent (2%) or more of the outstanding shares of our Common Stock; or

(iii)

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our assets or securities; or

(e)

any change or changes shall have occurred in the business, condition (financial or otherwise), assets, income, operations, prospects or stock ownership of us or our subsidiaries that, in our reasonable judgment, is or may have a material adverse effect on us or our subsidiaries.

These conditions are for our benefit. We may assert them at our discretion regardless of the circumstances giving rise to them before the expiration of the Offer. We may waive them at any time and from time to time before the expiration of the Offer in our discretion. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, except that it will be deemed a waiver with respect to the particular facts and circumstances at issue. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section III.9 will be final and binding on all Eligible Optionees.

10. Price Range of Common Stock Underlying Eligible Options

There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our Common Stock. Between October 2, 2007 and October 7, 2008, our Common Stock was quoted on the over the counter Pink OTC Markets under the symbol “MXIM.PK.” Prior to October 2, 2007 and after October 7, 2008, our Common Stock traded on NASDAQ under the symbol “MXIM.”

The following table presents the high and low closing prices per share of our Common Stock for the periods indicated as reported by NASDAQ:

	High	Low
Fiscal Year Ended June 30, 2007
First Quarter	$32.67	$26.49
Second Quarter	$33.04	$27.73
Third Quarter	$33.63	$30.18
Fourth Quarter	$33.90	$28.86

Fiscal Year Ended June 28, 2008
First Quarter	$35.16	$28.21
Second Quarter	$29.61	$22.56
Third Quarter	$26.48	$17.13
Fourth Quarter	$23.90	$19.18

Fiscal Year Ending June 27, 2009
First Quarter	$22.20	$17.54
Second Quarter (through November 6, 2008)	$18.10	$12.31

As of November 4, 2008, the closing price of our Common Stock as reported by NASDAQ was $14.64 per share.

You should obtain current market prices for our Common Stock before you decide whether to tender your Eligible Options.

11. Interests of Directors and Officers; Transactions and Arrangements Concerning Eligible Options

All of our officers who hold Eligible Options are able to participate in the Offer. Non-employee members of our Board of Directors are not eligible to participate in the Offer.

A list of our current directors and executive officers and the number of stock options beneficially owned by each of them as of November 5, 2008 is attached to this Offer to Purchase as Schedule A. Neither the Company, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of us or our directors or executive officers, have engaged in transactions involving Eligible Options during the 60 days prior to the date of this Offer to Purchase.

We also refer you to our 2008 annual meeting proxy statement, filed with the SEC on October 27, 2008, for information concerning agreements, arrangements and understandings between the Company and other persons with respect to the Company’s Common Stock. A copy of our proxy statement can be found on the SEC’s website at www.sec.gov and on our website at www.maxim-ic.com/company/investor/sec.cfm and is incorporated by reference into this document.

As of November 7, 2008, our executive officers as a group held Eligible Options to purchase an aggregate of up to 6,229,788 shares of our Common Stock. Schedule A lists the Eligible Options held by each executive officer as of November 7, 2008.

12. Status of Eligible Options Acquired by Us in the Offer; Accounting Consequences of the Offer

Eligible Options that we purchase in the Offer will be cancelled immediately upon our acceptance of the tender of such Eligible Options after expiration of the Offer. With respect to Eligible Options granted under the Incentive Plans that we purchase in the Offer, the shares of Common Stock subject to those stock options will be returned to the pool of awards for the grant of new awards without further stockholder action, except as required by applicable law or NASDAQ rules or any stock exchange on which our Common Stock is then quoted or listed.

If all Eligible Options are tendered and purchased in the Offer, the aggregate amount of all Total Payments (i.e., the amounts owed under the Contingent Payment Right and the Quarterly Contingent Payments) would be $25,344,117. The aggregate amount of the payments made in exchange for Eligible Options will be charged to stockholders’ equity to the extent that the amount does not exceed the fair value of the Eligible Options accepted for payment, as determined at the purchase date. The amount paid in excess of that fair value, as determined at the purchase date, will be recorded as compensation expense. For unvested stock options that are purchased, the amount of compensation cost measured at the grant date but not yet recognized will be recognized in the fiscal quarter in which the Quarterly Contingent Payments vest. Accounting for the exchange will be reflected on our consolidated financial statements for the quarters in which the exchange is completed and in the quarters during which Quarterly Contingent Payments are made.

13. Legal Matters; Regulatory Approvals

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer, or of any approval or other action by any governmental, administrative or regulatory authority or agency that is required for the acquisition or ownership of the Eligible Options or the payment of the amounts owed under the Offer. If any other approval or action should be required, we presently intend to seek the approval or endeavor to take the action. This could require us to delay the acceptance of, and payment for, Eligible Options returned to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the Offer to accept tendered stock options and to pay the cash payment is subject to the conditions described in Section III.9.

14. Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for asking Eligible Optionees to tender Eligible Options under the Offer.

15. Source and Amount of Consideration

As of November 5, 2008, Eligible Options to purchase up to 61,888,809 shares of our Common Stock were outstanding and held by Eligible Optionees. If all Eligible Options are tendered to the Company for purchase under the Offer, the aggregate Total Payments would be $25,344,117. We anticipate making all payments pursuant to the Offer and payment of related fees and expenses from available cash on hand.

16. Information Concerning Maxim Integrated Products, Inc.

Maxim designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits, for a large number of geographically diverse customers. We also provide a range of high-frequency process technologies and capabilities that can be used in custom designs. The analog market is fragmented and characterized by many diverse applications, numerous product variations and, with respect to many circuit types, relatively long product life cycles. Our objective is to develop and market both proprietary and industry-standard analog integrated circuits that meet the increasingly stringent quality and performance standards demanded by customers.

We are a Delaware corporation that was originally incorporated in California in 1983. We are headquartered in Sunnyvale, California. The mailing address for our headquarters is 120 San Gabriel Drive, Sunnyvale, California 94086, and our telephone number is (408) 737-7600. Additional information about us is available on our website at www.maxim-ic.com.

17. Corporate Plans, Proposals and Negotiations

The Company continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic relationships, purchases and sales of assets and similar transactions. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions or with respect to changes in existing strategic relationships. We also may, from time to time, engage in repurchases of our outstanding Common Stock in either open market or privately negotiated transactions or may engage in issuances of shares of our Common Stock or other capital raising transactions, depending on market conditions and other relevant factors. On October 13, 2008, our Board authorized the repurchase of up to $750 million of our Common Stock. In addition, at any given time, we may also be engaged in discussions or negotiations with potential candidates for management or director positions with the Company or with existing members of management for changes in positions, responsibilities or compensation. The Company also enters into agreements for the purchase and sale of products and services, engages in purchases and sales of assets and incurs indebtedness from time to time in the ordinary course of business.

Subject to the foregoing and except as otherwise disclosed in this Offer to Purchase or in the Company’s filings with the SEC, we have no present plans, proposals or negotiations that relate to or would result in:

•	any extraordinary corporate transaction, such as a material merger, reorganization or liquidation, involving the Company or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend policy, or our indebtedness or capitalization;

•	any other material change in our corporate structure or business;

•	any other changes to the present Board or management of the Company;

•	our Common Stock not being authorized for listing on NASDAQ;

•	our Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of any additional securities of the Company or the disposition of any of our securities; or

•

any changes in our Restated Certificate of Incorporation, Amended and Restated Bylaws, as amended, or other governing instruments or any actions that could impede the acquisition of control of the Company.

18. Additional Information

With respect to the Offer, we have filed a Tender Offer Statement on Schedule TO with the SEC on November 7, 2008, of which this document is a part. This document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. You should review the Schedule TO, including the exhibits, before making a decision on whether to participate in the Offer.

We also recommend that, in addition to this document, you review the following materials, which we have filed with the SEC and are incorporating by reference into this document, before making a decision on whether to participate in the Offer:

•	our Annual Report on Form 10-K for the fiscal year ended June 28, 2008, filed with the SEC on September 30, 2008 (“2008 Form 10-K”);

•	the Definitive Proxy Statement for our 2008 Annual Meeting of Shareholders, filed with the SEC on October 27, 2008;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008, filed with the SEC on November 6, 2008;

•

our Current Reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations, except as indicated) filed with the SEC on October 2, 2008, August 11, 2008 and May 21, 2008; and

•	the description of the Company’s Common Stock contained in the Registration Statement on Form 8-A (File No. 001-34192), filed with the SEC on October 6, 2008 under Section 12(b) of the Exchange Act.

You also may want to review the filings we make with the SEC after the date of this Offer to Purchase.

The filings listed above and our other reports, registration statements, proxy statements and other SEC filings can be inspected and copied at the reference facilities maintained by the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these documents from this office upon the payment of the fees prescribed by the SEC. You may obtain information on the operation of the public reference rooms by calling the SEC at 800-732-0330. These filings are also available to the public on the website of the SEC at www.sec.gov and on our website at www.maxim-ic.com/company/investor/sec.cfm.

We will also provide, without charge, to any Eligible Optionee holding Eligible Options, upon the request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). You may make such a request by writing to us at Maxim Integrated Products, Inc., Attn: Mark J. Casper, 120 San Gabriel Drive, Sunnyvale, California 94086 or by telephoning us at (408) 737-7600.

The information contained in this Offer to Purchase should be read together with the information contained in the documents to which we have referred you in this Offer to Purchase.

19. Miscellaneous; Forward-Looking Statements

This Offer to Purchase contains, or incorporates by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this filing and in Part I, Item 1A—Risk Factors and the business outlook section in Part II,

Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations of our 2008 Form 10-K. These statements relate to, among other things, sales, gross margins, operating expenses, capital expenditures and requirements, liquidity, asset dispositions, product development and R&D efforts, manufacturing plans and pending litigation, and are indicated by words or phrases such as “anticipate,” “expect,” “outlook,” “foresee,” “forecast,” “believe,” “could,” “intend,” “will,” “plan,” “seek,” “project,” and variations of such words and similar words or expressions. These statements involve risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. For a discussion of some of the factors that could cause actual results to differ materially from our forward-looking statements, see the discussion on “Risk Factors” that appears in Part I, Item 1A of our 2008 Form 10-K and other risks and uncertainties detailed in this and our other reports and filings with the SEC. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date thereof and disclaim any obligation to do so except as required by federal securities laws.

We are not aware of any jurisdiction where the making of the Offer violates applicable law. If we become aware of any jurisdiction where the making of the Offer violates applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to, nor will tenders of Eligible Options for cancellation be accepted from or on behalf of, the Eligible Optionees residing in such jurisdiction.

Neither the Company nor the Board makes any recommendation as to whether or not you should participate in the Offer. We have not authorized any person to make any recommendation on our behalf as to whether or not you should participate in the Offer. You should rely only on the information contained in this Offer to Purchase or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offer to Purchase. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

This transaction has not been approved or disapproved by the SEC, nor has the SEC passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this document.

MAXIM INTEGRATED PRODUCTS, INC.

November 7, 2008

SCHEDULE A

INFORMATION CONCERNING OUR DIRECTORS AND EXECUTIVE OFFICERS

Name	Positions and Offices Held	Number of Shares Underlying Eligible Options Subject to Offer	Percentage of Shares Underlying Eligible Options Subject to Offer		Number of Shares Underlying Outstanding Options Beneficially Owned (Other Than Eligible Options)	Percentage of Shares Underlying Outstanding Options (Other Than Eligible Options)
B. Kipling Hagopian	Director	None	N/A		72,000		**

James R. Bergman	Director	None	N/A		72,000		**

Joseph R. Bronson	Director	None	N/A		48,000		**

Robert E. Grady	Director	None	N/A		48,000		**

William D. Watkins	Director	None	N/A		48,000		**

A. R. Frank Wazzan	Director	None	N/A		80,000		**

Tunc Doluca	President, Chief Executive Officer and Director	1,325,934	2.14		0	0

Richard Hood	Vice President	747,449	1.21		0	0

Bruce Kiddoo	Chief Financial Officer and Vice President	205,000		*	0	0

Edwin Medlin	Vice President, Senior Counsel	239,318		*	0	0

Matthew Murphy	Vice President of Worldwide Sales	109,839		*	0	0

Chris Neil	Vice President	417,297		*	0	0

Pirooz Parvarandeh	Group President	1,317,449	2.13		0	0

Charles Rigg	Senior Vice President	523,291		*	0	0

Vijay Ullal	Group President	1,344,211	2.17		0	0

*	Represents less than 1% of shares underlying Eligible Options subject to the Offer.
**	Represents less than 1% of shares underlying outstanding stock options.

The address of each executive officer and director is c/o Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, CA 94068, and the telephone number of each executive officer is (408) 737-7600. The information set forth in this table is as of November 6, 2008.

SCHEDULE B

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN AUSTRIA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Austria. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Note that the Total Payment will not be eligible for any favorable tax treatment. By contrast, your Eligible Options may be eligible for favorable tax treatment and/or a tax deferral, provided they meet certain conditions. Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN CANADA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Canada. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable Canada Pension Plan contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Note that the Total Payment will not be eligible for any favorable tax treatment. By contrast, your Eligible Options may be eligible for a 50% tax exemption and a tax deferral, provided they meet certain conditions. Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable Canada Pension Plan contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

QUEBEC NOTICE

BY ACCEPTING THE TERMS AND CONDITIONS CONTAINED IN THE ELECTION FORM AND AGREEING TO PARTICIPATE IN THE OFFER, YOU FURTHER AGREE TO THE FOLLOWING:

EACH ELIGIBLE OPTIONEE IN QUEBEC WHO PARTICIPATES IN THE OFFER HEREBY AGREES THAT IT IS THE ELIGIBLE OPTIONEE’S EXPRESS WISH THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE OFFER BE DRAFTED IN THE ENGLISH LANGUAGE ONLY.

CHAQUE ACHETEUR DE L’INTÉRÊT AU QUEBEC QUI SOUSCRIT À DES INTÉRÊTS RECONNAÎT PAR LA PRÉSENTE QUE C’EST SA VOLONTÉ EXPRESSE QUE TOUS LES DOCUMENTS FAISANT FOI OU SE RAPPORTANT DE QUELQUE MANIÈRE À LA VENTE DES INTÉRÊTS SOIENT RÉDIGÉS UNIQUEMENT EN ANGLAIS.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN CHINA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in China. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and may be subject to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes due on the Total Payment. Under the current laws in China it is unclear whether your employer is required to withhold and report any applicable social insurance contributions on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN DENMARK

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Denmark. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You likely will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. There is a risk that you will be subject to tax on the amount of the Total Payment when the Company accepts your Eligible Options tendered under the Offer, even if you will receive the amount of the Total Payment in subsequent Quarterly Contingent Payments. Please consult with your personal tax advisor to determine when tax is due.

Withholding and Reporting

Your employer likely is not required to withhold any taxes or applicable social insurance contributions due on the Total Payment. However, your employer is required to report the amount of the Total Payment to the tax authorities. It likely is your responsibility to pay any taxes and applicable social insurance contributions due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN FINLAND

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Finland. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will likely be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN FRANCE

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in France. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social security contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Note that the Total Payment will not be eligible for any favorable tax or social security treatment. By contrast, your Eligible Options granted to you under a French-qualified plan may be eligible for favorable tax and social security treatment provided they meet certain conditions. Therefore, you should carefully consider the tax impact of participating in the Offer.

Wealth Tax

Any cash you obtain should be included in your personal estate and must be declared to the tax authorities if the total amount of the taxable personal estate of you and your household exceeds a certain amount, currently €770,000.

Withholding and Reporting

Your employer is not required to withhold any income tax due on the Total Payment. However, your employer is required to report the Total Payment to the tax authorities and withhold and report any applicable social security contributions due on the Total Payment. It is your responsibility to report and pay any income tax due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN GERMANY

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Germany. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Note that the Total Payment will not be eligible for any favorable tax treatment. By contrast, your Eligible Options may be eligible for a small tax deduction, provided they meet certain conditions. Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN HONG KONG

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Hong Kong. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

The Total Payment will likely be characterized as a “cash bonus” and subject to income tax at your marginal rate and any applicable Mandatory Provident Fund contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer likely is not required to withhold any income tax due on the Total Payment. However, your employer is required to report the Total Payment and withhold and report any Mandatory Provident Fund contributions due on the Total Payment. It is your responsibility to pay any income tax due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN INDIA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in India. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate but will not be subject to social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Depending on the terms of your Eligible Options, you may not be subject to income tax or Fringe Benefit Tax on any income realized from the Eligible Options. By contrast, the Total Payment will always be subject to income tax. Therefore, please review the terms of your Eligible Options and carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN ITALY

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Italy. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Note that the Total Payment will not be eligible for any favorable social insurance treatment. By contrast, your Eligible Options granted to you are not subject to social insurance contributions at exercise. Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN JAPAN

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Japan. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN KOREA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Korea. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN MALAYSIA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Malaysia. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable Employee Provident Fund and Social Security Fund contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Note that the Total Payment will be subject to social security contributions, as noted above. By contrast, your Eligible Options are not subject to Employee Provident Fund or Social Security Fund contributions. Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable Employee Provident Fund and Social Security Fund contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN THE NETHERLANDS

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in the Netherlands. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You likely will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment.

With respect to payment(s) made for any unvested Eligible Options tendered by you under the Offer, you will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

With respect to payment(s) made for any vested Eligible Options tendered by you under the Offer, you may be subject to tax on the full amount of the Total Payment when your Eligible Options are cancelled, even if you will receive the amount of the Total Payment in subsequent Quarterly Contingent Payments. In this case, the amount of the Total Payment should be discounted for purposes of calculating your tax liability to reflect that the Quarterly Contingent Payments are subject to a risk of forfeiture. If and when you receive the Quarterly Contingent Payments, only the amount not already taxed when your Eligible Options were cancelled will be subject to tax.

Finally, if your Eligible Options vested prior to January 1, 2005 and you elected to be taxed at vesting—you may be eligible to credit part of the fair market value of your Eligible Options at the time of the Offer upon receipt of the Total Payment or you may be eligible for a deduction for part of the amount of tax that you paid.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN THE PHILIPPINES

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in the Philippines. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN SINGAPORE

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Singapore. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable Central Provident Fund contributions on the amount of the Total Payment. You will be subject to tax following the year when the payment or payments of which the Total Payment is comprised are made.

Note that the Total Payment will not be eligible for favorable tax treatment. By contrast, your Eligible Options may have been eligible for a tax deduction and/or deferral, provided certain conditions are met. Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer likely is not required to withhold any income tax due on the Total Payment. However, your employer is likely required to report the Total Payment and withhold and report any applicable Central Provident Fund contributions due on the Total Payment. It is your responsibility to report and pay any income tax due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN SPAIN

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Spain. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Note that the Total Payment will not be eligible for any favorable tax treatment. By contrast, your Eligible Options granted to you may be eligible for favorable tax treatment provided they meet certain conditions. Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable social insurance contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN SWITZERLAND

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Switzerland. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer is not required to withhold any income tax due on the Total Payment. However, your employer is required to report the Total Payment and withhold and report any applicable social insurance obligations. It is your responsibility to report and pay any income tax due on the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN TAIWAN

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Taiwan. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer likely is not required to withhold any taxes or applicable social insurance contributions due on the Total Payment. It is your responsibility to report and pay any taxes and any social insurance contributions due on the amount of the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN THAILAND

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Thailand. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate but you will not be subject to social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN TURKEY

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in Turkey. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate but will not likely be subject to social insurance contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made.

Withholding and Reporting

Your employer likely is not required to report the Total Payment and withhold any taxes due on the Total Payment. It is your responsibility to report and pay any taxes due on the amount of the Total Payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN THE UNITED KINGDOM

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the Total Payment for individuals subject to tax in the United Kingdom. This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Optionees. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all Eligible Optionees considering participating in the Offer to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the Total Payment.

Receipt of Total Payment

You will be subject to income tax at your marginal rate and to any applicable Employee National Insurance Contributions on the amount of the Total Payment. You will be subject to tax when the payment or payments of which the Total Payment is comprised are made. Note that, in the event you agreed to assume the Employer National Insurance Contributions due upon exercise of your Eligible Options, you will also have to assume such Employer National Insurance Contributions due on the Total Payment.

Withholding and Reporting

Your employer is required to report the Total Payment and withhold any taxes and applicable Employee and/or Employer National Insurance Contributions due on the Total Payment. You will be responsible for paying any difference between the actual tax liability and the amount withheld.